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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Datawest Solutions Inc.

We consent to the incorporation by reference in the registration statements (No. 333-111509 and 333-112571) on Form S-8 of Open Solutions Inc. of our report dated February 20, 2004, except as to note 26 which is as of November 1, 2004, with respect to the consolidated balance sheets of Datawest Solutions Inc. as at December 31, 2003 and 2002, and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2003, which appears in Amendment No. 1 to the Current Report on Form 8-K/A of Open Solutions Inc. dated October 29, 2004 filed with the Securities and Exchange Commission on January 13, 2005. Our report includes additional comments for U.S. readers which refers to a change to the accounting for goodwill.

(Signed) KPMG LLP
Vancouver, Canada

January 10, 2005